UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2022

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2022, the Board of Directors of CV Sciences, Inc. (the "Company") appointed William McCorkle as a director on the Company’s Board of Directors (the “Board”). Pursuant to the Company’s Bylaws, Mr. McCorkle shall hold office until the next election of directors by the stockholders of the Company. Mr. McCorkle shall serve as a member of the Company’s Nominations and Governance Committee and Compensation Committee, and shall serve as Chair of the Audit Committee.

Mr. McCorkle is an operational executive with over 30 years of experience solving problems with innovative solutions. Mr. McCorkle is experienced in managing day-to-day operations of small to large companies across multiple industries. Mr. McCorkle has held a variety of senior financial executive positions including CFO and COO of ISCA Inc., CFO, COO & Co-Founder of StemImmune Inc., CFO and COO of Genelux Corporation, and CFO and COO of Proformance Apparel Group, LLC. Mr. McCorkle received a Bachelor of Science in Accountancy from Bentley University. Mr. McCorkle’s financial expertise, as well as his independence, judgment and exceptional leadership experience makes him a valuable addition to the Board.

As a member of the Board and for his service on the Company’s Committees, Mr. McCorkle will receive 500,000 stock options under the Company’s Amended and Restated 2013 Equity Incentive Plan, approved by the Company’s stockholders on July 23, 2014, and as amended from time to time. Mr. McCorkle’s stock options are durational based and 50% of the option shares vest and become exercisable on October 21, 2023 and October 21, 2024, provided his continuous service on the Board. In consideration for his service on the Board Mr. McCorkle shall also receive a quarterly cash stipend of $5,000.

There are no arrangements or understandings between Mr. McCorkle and any other person pursuant to which Mr. McCorkle was selected as a director of the Company. Mr. McCorkle is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its directors for their services approved by the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Mr. McCorkle, or any grants or awards made to Mr. McCorkle in connection with his election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2022

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer

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